Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 1, 2014, EFactor Group Corp. (the “Company”) entered into an Exchange Agreement (the “Agreement”) by and among the Company, ELEQT Ltd., an entity organized under the laws of England and Wales (“ELEQT”), and the shareholders of ELEQT (the “Sellers”). On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and the Company purchased, all of ELEQT’s outstanding capital stock (the “Transaction”), in exchange for 31,000,000 unregistered shares of the Company’s common stock (“Common Stock”).

The Company also agreed to pay the Sellers an earn-out payment of shares of Common Stock (“Earn-Out Shares”), commencing on October 1, 2015. The amount of shares to be distributed is based on ELEQT’s subsidiary achievement of various financial and operating metrics including revenue growth, gross profit margin improvement, membership growth amount and member spend growth. In the event ELEQT achieves all or a portion of these targets for the twelve months ended October 1, 2015 (the “Earn-Out Period”), the Company will issue to the Sellers up to a maximum of 3,633,333 Earn-Out Shares.

The following tables set forth certain Unaudited Pro Forma Condensed Consolidated Financial Statements giving effect to the Company’s acquisition of ELEQT. The historical financial information included in the Unaudited Pro Forma Condensed Consolidated Financial Statements for both the Company and ELEQT were prepared in conformity with U.S. Generally Accepted Accounting Principles.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared for informational purposes only and are not indicative of the consolidated results of operations or financial positions that the Company would have reported had the acquisition occurred at the previous dates presented, nor do they project results of future operations as a consolidated entity. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined business operations.

The historical financial information has been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to reflect pro forma events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results of the businesses.

EFACTOR GROUP CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2014

			Pro Forma		EFactor
	EFactor	ELEQT	Adjustments		Pro Forma
ASSETS
Cash	$53,518	$85,896	$		$139,414
Accounts receivable	443,437	516,504			959,941
Inventory	425,337				425,337
Other current assets	17,543				17,543
Total current assets	939,835	602,400	-		1,542,235

Property, website and equipment, net	617,522	6,838			624,360
Intangible assets	-	526,179	773,821	C	1,300,000
Goodwill	17,171,709		24,130,040	B,C	41,301,749
Deferred Financing Costs	160,745				160,745
TOTAL ASSETS	$18,889,811	$1,135,417	$24,903,861		$44,929,089

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$2,193,975	77,999			2,271,974
Accounts payable - related party	793,158				793,158
Accrued expenses	1,102,484	541,279			1,643,763
Operating line of Credit	1,278,552				1,278,552
Deferred revenue	65,096				65,096
Current portion of note payable - third parties, net of discount	226,632				226,632
Current portion of convertible note payable - third parties, net of discount	1,724,977				1,724,977
Current portion of note payable - related parties, net of discount	248,865				248,865
Total current liabilities	7,633,739	619,278			8,253,017

Other Long-term obligations	108,922	-			108,922
Non-current portion of convertible note payable - third parties net of discount	9,548				9,548
Total Non-Current Liabilities	118,470	-			118,470

TOTAL LIABILITIES	7,752,209	619,278			8,371,487

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock	$2,500	$-	$-		$2,500
Common stock	86,738	201	30,799 A,B		117,738
Accumulated other comprehensive income	(65,392)	-	-		(65,392)
Additional paid-in capital	37,858,122	2,132,553	22,709,308 A,B		62,699,983
Accumulated deficit	(26,744,366)	(1,616,615)	2,132,754 A		(26,228,227)
Total stockholders' equity	11,137,602	516,139	24,872,861		36,526,602

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,889,811	$1,135,417	$24,872,861		$44,898,089

See notes to pro forma condensed consolidated financial statements

EFACTOR GROUP CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED SEPTEMBER 30, 2014

			Pro Forma	EFactor
	EFactor	ELEQT	Adjustments	Pro Forma
Net revenues	$741,785	$1,289,748	$-	$2,031,533

Operating expenses
Cost of revenue	219,931	-	-	219,931
Sales and marketing	422,138	508,992	-	931,130
General and administrative	3,946,635	1,124,769	-	5,071,404
Depreciation and amortization	246,603	4,797	-	251,400
Total operating expenses	4,835,307	1,638,558	-	6,473,865

Loss from operations	(4,093,522)	(348,810)	-	(4,442,332)

Other income (expense):
Interest expense	(911,527)	-	-	(911,527)
Loss on conversion of debt	(1,026,859)	-	-	(1,026,859)
Other income (expense)	84,829	-	-	84,829
Total other income (expense), net	(1,853,557)	-	-	(1,853,557)

Loss before income taxes	(5,947,079)	(348,810)	-	(6,295,889)

Income tax expense	-	-	-	-
Net loss	$(5,947,079)	$(348,810)	$-	$(6,295,889)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(5,244)	2,349	-	(2,895)
Comprehensive gain (loss)	$(5,952,323)	$(346,461)	$-	$(6,298,784)

Basic and diluted net loss per common share	$(0.15)			$(0.16)

Weighted average shares used in completing
basic and diluted net loss per common share	40,101,081			40,101,081

See notes to pro forma condensed consolidated financial statements

EFACTOR GROUP CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2014

			Pro Forma	EFactor
	EFactor	ELEQT	Adjustments	Pro Forma
Net revenues	$619,034	$575,199	$-	$1,194,233

Operating expenses
Cost of revenue	236,733	-	-	236,733
Sales and marketing	195,099	305,458	-	500,557
General and administrative	6,660,753	545,315	-	7,206,068
Depreciation and amortization	175,725	47,576	-	223,301
(Gain) loss on forgiveness/settlement of liabilities	32,778	-	-	32,778
Total operating expenses	7,301,088	898,349	-	8,166,659

Loss from operations	(6,682,054)	(323,150)	-	(6,972,426)

Other income (expense):
Interest expense	(1,752,283)	-	-	(1,752,283)
Loss on conversion of debt	(49,926)	-	-	(49,926)
Derivative loss	(576,143)	-	-	(576,143)
Total other income (expense), net	(2,378,352)	-	-	(2,378,352)

Loss before income taxes	(9,060,406)	(323,150)	-	(9,350,778)

Income tax expense	-	-	-	-
Net loss	$(9,060,406)	$(323,150)	$-	$(9,350,778)

Other comprehensive gain (loss):
Foreign currency translation adjustment	(35,449)	(1,603)	-	-
Comprehensive gain (loss)	$(9,095,855)	$(324,753)	$-	$(9,350,778)

Basic and diluted net loss per common share	$(0.13)			$(0.14)

Weighted average shares used in completing
basic and diluted net loss per common share	68,472,519			68,472,519

See notes to pro forma condensed consolidated financial statements

1. BASIS OF PRESENTATION

The accompanying Pro Forma Statement of Operations for the year ended December 31, 2013, and for the nine month period ended September 30, 2014, give effect to the Company’s acquisition of ELEQT as discussed in Note 2, as if such acquisition had occurred on January 1, 2013, combining the results of the Company and ELEQT for the year ended December 31, 2013 and for the nine month period ended September 30, 2014. The accompanying Pro Forma Balance Sheet as of September 30, 2014 gives effect to the ELEQT acquisition as if it had occurred on September 30, 2014, combining the consolidated balance sheets of the Company and ELEQT as of September 30, 2014.

2. ELEQT ACQUISITION

The total acquisition purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on September 30, 2014 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The preliminary purchase price allocation for the acquisition is as follows:

Total purchase price		$25,420,000
Book value of net assets acquired	$(10,040)
Fair value of tangible net assets acquired		$(10,040)

Identifiable intangibles at acquisition date, fair value
Developed technology	526,179
Identifiable intangibles		526,179
		516,139
Residual goodwill		$24,903,861

Except as discussed in Note 3 below, the carrying value of assets and liabilities in ELEQT financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

3. PRO FORMA ADJUSTMENTS

The Pro Forma Financial Statements are based upon the historical consolidated financial statements of the Company and ELEQT and certain adjustments which the Company believes are reasonable to give effect to the ELEQT acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The Pro Forma Financial Statements included herein were prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the Pro Forma Financial Statements provide a reasonable basis for presenting the pro forma effects of the ELEQT acquisition.

The adjustments made in preparing the Pro Forma Financial Statements are as follows:

(A) Elimination of ELEQT Stockholder Equity

(B) Acquisition Funding

The ELEQT acquisition was funded through the issuance of 31,000,000 shares of common stock valued at $25,420,000. As a result, the Company’s initial value of goodwill is approximately $24,903,861 before the adjustment for the valuation of intangibles.

(C) Estimate of Acquired Intangible Assets

The Company’s initial value of the acquired intangible assets of ELEQT is $1,300,000 based on comparable intangible assets. This results in an initial pro forma adjustment of $773,821 to intangible assets offset by goodwill.